Exhibit 99.1

MYR Group Inc. Announces Appointment of New Board Members

Rolling Meadows, Ill., June 23, 2015 — MYR Group Inc. (“MYR Group”) (NASDAQ: MYRG), a leading specialty contractor serving the electrical infrastructure market in the United States, announced today the appointment of Kenneth M. Hartwick and Donald C.I. Lucky to the Company’s Board of Directors, effective July 29, 2015. The Board determined that both Mr. Hartwick and Mr. Lucky will be independent directors.

Mr. Hartwick will serve on the Board’s Audit and Nominating and Corporate Governance Committees, and Mr. Lucky will serve on the Board’s Compensation and Nominating and Corporate Governance Committees.

“We are very happy to have both Ken and Don as new members of our Board of Directors,” said Bill Koertner, MYR Group’s chairman of the board, president and chief executive officer. “Each of them brings valuable industry knowledge, as well as international experience and expertise that will greatly benefit MYR Group and add to the diversity of our Board. We welcome Ken and Don and are pleased that they have agreed to become members of our Board.”

In February 2015, Mr. Hartwick was named chief financial officer of Wellspring Financial Corporation, a Canadian sales financing company. Prior to that, Mr. Hartwick held a variety of senior executive roles, gaining an extensive financial background in the energy, consumer products and capital markets areas, including the positions of CEO and CFO at Just Energy Group, Inc. (TSX/NYSE), CFO at Hydro One, Inc. and a partner at Ernst & Young, LLP. In each of these roles, Mr. Hartwick participated in the expansion and growth of the businesses and the establishment of financial platforms to support that growth. At Just Energy Group, Inc. his role included putting in place a broad set of financing arrangements for growth in North America and the United Kingdom and the expansion of the sales organization across these locations.

Mr. Hartwick also serves on the Board of Directors of Atlantic Power Corporation (TSX/NYSE) and Spark Energy, Inc. (NASDAQ), as well as the Board of Governors for Trent University. He obtained his Bachelor’s Degree in Business Administration from Trent University and became a CPA while at Ernst & Young.

Mr. Lucky is a construction attorney and managing partner at the century-old Alberta-based law firm of Reynolds Mirth Richards & Farmer LLP, where he has practiced for 27 years. He has advised contractors and owners in major power projects, including oil and gas, solar, wind and carbon capture and more than 80 public-private finance infrastructure projects (hospitals, penitentiaries, water treatment and transportation) throughout Canada, the United States and Australia. He teaches Construction Law at the University of Alberta and has received numerous industry awards and recognitions in the area of construction law. Mr. Lucky obtained his Bachelor of Commerce and Bachelor of Law degrees from the University of Alberta, and his Masters of law degree from the University of Cambridge.

About MYR Group Inc.

MYR Group is a leading specialty contractor serving the electrical infrastructure market and has the experience and expertise to complete electrical installations of any type and size. MYR Group’s comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. MYR Group’s transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. MYR Group also provides commercial and industrial electrical contracting services to general contractors, commercial and industrial facility owners, local governments and developers. For more information, visit myrgroup.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “possible,”  “likely,”  “unlikely,”  “plan,” “goal,” “see,” “should,” “could,” “appears,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this press announcement should be evaluated together with the many uncertainties that affect MYR’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in any risk factors or cautionary statements contained in MYR’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Paul J. Evans, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

MYR Group Inc. Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com